                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A


                          AMENDMENT TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                      Date of Report - February 18, 1997



                           GOTHIC ENERGY CORPORATION
                        Commission file number 0-19753


        An Oklahoma Corporation             IRS Employer No. 22-2663839


                              5727 S. Lewis Ave.
                          Tulsa, Oklahoma  74105-7148
                        Telephone Number (918) 749-5666



                                AMENDMENT NO. 2



     The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 18, 1997, as set forth in the pages attached hereto:


                  Item 7.  Financial Statements and Exhibits

                                  FORM 8-K/A

                           GOTHIC ENERGY CORPORATION

                               TABLE OF CONTENTS


Item 7.   Financial Statements and Exhibits
          ---------------------------------

     (a)  Financial Statements of Business Acquired

          Set forth below are the financial statements appearing in this report:

                                                                       Page in
          Norse and Horizon Properties                               This Report
          ----------------------------------------------------------------------

          Report of Independent Accountants                             F-1
          Historical Schedule of Gross Revenues
           and Direct Operating Expenses of the
           Norse and Horizon Properties for the Years Ended
           December 31, 1996 and 1995                                   F-2
          Notes to the Historical Schedule of Gross
           Revenues and Direct Operating
           Expenses of the Norse and Horizon Properties                 F-3

          Huffman Properties
          ------------------

          Unaudited Historical Schedule of Gross Revenues
           and Direct Operating Expenses of the Huffman Properties
           for the years ended December 31, 1996 and 1995               F-5

          Notes to the Unaudited Historical Schedule of Gross Revenues
           and Direct Operating Expenses of the Huffman Properties      F-6

     (b)  Pro Forma Financial Information - Gothic Energy Corporation

          Set forth below is the pro forma financial information appearing in this report:

             Unaudited Pro Forma Consolidated Condensed
              Balance Sheet as of December 31, 1996                     P-1
             Unaudited Pro Forma Consolidated Condensed
              Statement of Operations for the Year Ended
              December 31, 1996                                         P-2
             Notes to Unaudited Pro Forma Consolidated
              Condensed Financial Statements                            P-3

     (c)  Exhibits - Consent of Independent Accountants

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Gothic Energy Corporation

     We have audited the accompanying historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties, as defined in
Note 1, (the "Schedule") for the year ended December 31, 1996. The Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Gothic Energy Corporation dated February 18, 1997) as described in Note 2 and is not intended to be a complete presentation of the Norse and Horizon Properties' revenues and expenses.

     In our opinion, the Schedule referred to above presents fairly, in all material respects, the gross revenues and direct operating expenses described in
Note 2 of the Norse and Horizon Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.



Tulsa, Oklahoma
April 30, 1997

                           GOTHIC ENERGY CORPORATION
                     HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                         NORSE AND HORIZON PROPERTIES




                                      FOR THE YEAR ENDED             FOR THE YEAR ENDED
                                      DECEMBER 31, 1996              DECEMBER 31, 1995
                                      ------------------             ------------------
                                                                       (UNAUDITED)
                                       NORSE      HORIZON            NORSE      HORIZON
                                       -----      -------            -----      -------

Gross revenues                       $3,392,000  $2,915,000         $2,094,000  $2,011,000

Direct lease operating
 expenses                               128,000     549,000            102,000     736,000

Direct gas system expenses            2,166,000        -             1,368,000        -
                                     ----------  ----------         ----------  ----------

Excess of gross revenues over
 direct expenses                     $1,098,000  $2,366,000         $  624,000  $1,275,000
                                     ==========  ==========         ==========  ==========



                          The accompanying notes are
                      an integral part of this schedule.

                           GOTHIC ENERGY CORPORATION
              NOTES TO THE HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                         NORSE AND HORIZON PROPERTIES

1.   THE PROPERTIES

          On December 11, 1996, Gothic Energy Corporation ("Gothic"), entered into a purchase and sale agreement with Norse Exploration, Inc., and Norse Pipeline, Inc. (collectively, "Norse"), to acquire various working interests in 11 oil and gas producing properties and a 40.09% interest in the related Sycamore Gas System (the "Sycamore System"), an Oklahoma gathering system, processing plant and storage facility. The oil and gas wells and the gathering system are located in the Springer Field in Carter County, Oklahoma. The total purchase price was $10,750,000, plus two-year warrants to purchase 200,000 shares of Gothic's Common Stock at a per share exercise price of $2.50. The estimated fair value of such warrants at the date of acquisition was approximately $254,000. Gothic paid a deposit of $1,075,000 toward the purchase price in December 1996.

          Gothic also entered into a purchase and sale agreement on January 22, 1997, with Horizon Gas Partners, L.P. and HSRTW, Inc. (collectively, "Horizon"), to acquire various working and royalty interests in approximately 100 oil and gas producing properties. The producing properties are located in Major and Blaine counties of Oklahoma. The purchase price was $10,000,000.

          The effective date of these acquisitions was January 1, 1997, with the formal closing of the transactions occurring on February 18, 1997.

2.   BASIS OF PRESENTATION

          The schedule presents the historical gross revenues and direct operating expenses related to the properties acquired. Expenses such as depreciation, depletion and amortization, general and administrative expenses and income taxes have not been included in the schedule because such costs have historically not been directly attributed to nor allocated to the operations of these properties.

3.   SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

     ESTIMATED QUANTITIES - Oil and natural gas reserves cannot be measured exactly. Estimates of oil and natural reserves require extensive judgments of reservoir engineering data and are generally less precise than other estimates made in connection with financial disclosures.

          Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and natural gas reservoirs under existing economic and operating conditions. Proved developed reserves are those reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required.

                           GOTHIC ENERGY CORPORATION
              NOTES TO THE HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                         NORSE AND HORIZON PROPERTIES



3.   SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED), CONTINUED

          Estimated quantities of proved oil and natural gas reserves acquired from Norse and Horizon at January 1, 1997 (the date at which the most recent reserve report was available) were:

                                                Norse           Horizon
                                              ----------      ----------
     PROVED RESERVES:   Oil (Bbls)                82,197          29,999
                        Gas (Mcf)             12,281,263      12,467,010

     PROVED DEVELOPED
       RESERVES:        Oil (Bbls)                 44,609         29,999
                        Gas (Mcf)               4,763,488     12,467,010


     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS OF PROVED OIL AND GAS RESERVES-("SMOG")-Estimates of oil and natural gas reserves require extensive judgments of reservoir engineering data as explained above. Assigning monetary values to such estimates does not reduce the subjectivity and changing nature of such reserve estimates. Indeed, the uncertainties inherent in the disclosure are compounded by applying additional estimates of the rates and timing of production and the costs that will be incurred in developing and producing the reserves. The information set forth herein is therefore subjective and, since judgments are involved, may not be comparable to estimates submitted by other oil and natural gas producers. In addition, since prices and costs do not remain static and no price or cost escalations or de-escalations have been considered, the results are not necessarily indicative of the estimated fair market value of estimated proved reserves nor of estimated future cash flows. Accordingly, these estimates are expected to change as future information becomes available.

     Future net cash inflows are based on the future production of proved reserves of crude oil and natural gas as estimated by petroleum engineers by applying current prices of oil and gas to estimated future production of proved reserves. Prices used in determining future cash inflows for oil and natural gas as of December 31, 1996, were $24.20 per barrel and $2.65 per mcf, respectively. Subsequent to December 31, 1996, the "spot market" price of natural gas decreased to below $2.00 per mcf which would have a significant impact on the SMOG values.

     Future net cash flows are then calculated by reducing such estimated cash inflows by the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves and by the estimated future income taxes. Estimated future income taxes are computed by applying the appropriate year-end tax rate to the future pretax net cash flows relating to the estimated proved oil and gas reserves. The estimated future income taxes give effect to permanent differences and tax credits and allowances.

     The SMOG is based on criteria established by Financial Accounting Standards Statement No. 69, "Accounting for Oil and Gas Producing Activities" and is not intended to be a "best estimate" of the fair value of the acquired oil and gas properties. For this to be the case, forecasts of future economic conditions, varying price and cost estimates, varying discount rates and consideration of other than proved reserves (i.e., probable reserves), would have to be incorporated into the valuations.

     Included in the estimated standardized measure of future cash flows are certain capital projects. Gothic estimates the capital required to develop undeveloped oil and gas reserves relating to the acquired Norse and Horizon properties over the next three years to be approximately $4.9 million, including $3.2 million during the year ending December 31, 1997. Bank One established a special drilling advance fund of $2 million which Gothic can draw upon during 1997 to fund its drilling costs. Gothic does not have any present arrangements to raise additional funds and there can be no assurance that it will be able to do so on satisfactory terms. If such capital is not employed, the estimated future cash flows will be impacted. The SMOG for the acquired properties is as follows (in thousands):

                                                Norse           Horizon
                                              ----------      ----------
     Future cash flows                        $   35,230          46,232
     Future production costs and development
      costs                                       (8,340)         (7,356)
     Future income tax expense                    (6,133)        (10,973)
                                              ----------      ----------

     Future net cash flows                        20,757          27,903
     10% annual discount for estimated timing
      of cash flows                               (9,444)        (14,255)
                                              ----------      ----------

     Standardizing measure of discounted
      future net cash flows relating to
      proved oil and natural gas reserves     $   11,313      $   13,648
                                              ==========      ==========

                           GOTHIC ENERGY CORPORATION
                UNAUDITED HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                              HUFFMAN PROPERTIES



                                 FOR THE YEAR ENDED          FOR THE YEAR ENDED
                                 DECEMBER 31, 1996           DECEMBER 31, 1995
                                 ------------------          ------------------

Gross revenues                     $  1,156,000                $  711,000

Direct lease operating
  expenses                              134,000                    61,000

Direct gas system expenses              593,000                   374,000
                                   ------------                ----------

Excess of gross revenues
  over direct expenses             $    429,000                $  276,000
                                   ============                ==========


        The accompanying notes are an integral part of this schedule.

                           GOTHIC ENERGY CORPORATION
         NOTES TO THE UNAUDITED HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                              HUFFMAN PROPERTIES


1.   THE PROPERTIES

          On December 13, 1996, Gothic entered into a purchase and sale agreement with H. Huffman & Company ("Huffman"), an Oklahoma limited partnership, to acquire various working interests in 13 oil and gas producing properties and an additional 10.97% interest in the Sycamore System. The oil and gas wells are located in the same producing area as the properties acquired from Norse. The total purchase price for the assets acquired was $3,950,000, of which the Company paid a deposit of $287,500 toward the purchase price in December 1996.

          The effective date of this acquisition was January 1, 1997 with the formal closing of the transaction occurring on February 18, 1997.

2.   BASIS OF PRESENTATION

          The schedule presents the historical gross revenues and direct operating expenses related to the properties acquired. Expenses such as depreciation, depletion and amortization, general and administration expenses and income taxes have not been included in the schedule because such costs have historically not been directly attributed to nor allocated to the operations of these properties.

3.   SUPPLEMENTAL OIL AND GAS INFORMATION

     ESTIMATED PROVED RESERVES - Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

                           GOTHIC ENERGY CORPORATION
         NOTES TO THE UNAUDITED HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                              HUFFMAN PROPERTIES

3.   SUPPLEMENTAL OIL GAS INFORMATION, CONTINUED

        Estimated quantities of proved oil and natural gas reserves acquired from Huffman at January 1, 1997 (the date at which the most recent reserve report was available) were:

                                                     HUFFMAN
                                                     -------
Proved Reserves:                Oil (Bbls)             29,506
                                Gas (Mcf)           4,408,487

Proved Developed Reserves:      Oil (Bbls)             16,013
                                Gas (Mcf)           1,709,903

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS OF PROVED OIL AND GAS RESERVES - The standardized measure of discounted future net cash flows
("SMOG") of the Huffman Properties was calculated using December 31, 1996 prices and costs, and year-end statutory tax rates, adjusted for permanent differences, that relate to existing proved oil and natural gas reserves. The SMOG for the acquired properties is as follows (in thousands):

                                                     HUFFMAN
                                                     -------
Future cash flows                                   $ 12,646
Future production costs and development costs         (2,994)
Future income tax expense                             (2,167)
                                                    --------

Future net cash flows                                  7,485
10% annual discount for estimated timing of
 cash flows                                           (3,824)
                                                    --------

Standardizing measure of discounted future
 net cash flows relating to proved oil and
 natural gas reserves                               $  3,661
                                                    ========

      Included in the estimated standardized measure of future cash flows are certain capital projects. Gothic estimates the capital required to develop undeveloped oil and gas reserves relating to the acquired Huffman Properties over the next three years to be approximately $1.7 million, including $1.2 million during the year ending Dec. 31, 1997.

      The process of estimating oil and gas reserves is complex, requiring significant subjective decisions in the evaluation of available geological, engineering, and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of, among other things, additional development activity, production history, and viability of production under varying economic conditions; consequently, material revisions to existing reserve estimates may occur in the near future. Although every reasonable effort has been made to ensure that the reserve estimates reported herein represent the most accurate assessment possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

(B)  PRO FORMA FINANCIAL INFORMATION - GOTHIC ENERGY CORPORATION

                           GOTHIC ENERGY CORPORATION
                       UNAUDITED PRO FORMA CONSOLIDATED
                            CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                                  HISTORICAL                    PROFORMA
                                                  ----------         -------------------------------
                                                    GOTHIC           ADJUSTMENTS         COMBINED
                                                  --------------------------------------------------
ASSETS
------
Current assets:
  Cash and cash equivalents                       $   206,000     $  (109,000)/(b)/    $    97,000
  Oil and gas receivable                            2,802,000               -            2,802,000
  Receivable from officers and employees               52,000               -               52,000
  Assets held for sale                                210,000               -              210,000
  Other                                                79,000               -               79,000
                                                  -----------     -----------          -----------
  Total current assets                              3,349,000        (109,000)           3,240,000

Property and equipment:
  Oil and gas properties on full cost method       39,858,000      18,546,000 /(a)/     58,404,000
  Gas gathering and processing system                       -       5,045,000 /(a)/      5,045,000
  Equipment, furniture and fixtures                   328,000               -              328,000
  Accumulated depreciation, depletion
    and amortization                               (3,636,000)              -           (3,636,000)
                                                  -----------     -----------          -----------
  Property and equipment, net                      36,550,000      23,591,000           60,141,000
Other assets, net                                   1,567,000       2,079,000/(c)/       3,646,000
                                                  -----------     -----------          -----------
Total assets                                      $41,466,000     $25,561,000          $67,027,000
                                                  ===========     ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable trade                            1,337,000               -            1,337,000
  Revenues payable                                  1,978,000               -            1,978,000
  Accrued liabilities                                 512,000               -              512,000
  Current portion long-term debt                    5,928,000      14,320,000/(b)/      20,248,000
                                                  -----------     -----------          -----------
  Total current liabilities                         9,755,000      14,320,000           24,075,000

Long-term debt                                     15,854,000      10,104,000/(b)/      25,958,000
Gas imbalance liability                             1,025,000               -            1,025,000

Stockholder's equity:
 Preferred stock, par value $.05,
  authorized 500,000 shares; issued and
  outstanding 5,540 shares                              1,000               -                1,000
 Common stock, $.01 par value,
  authorized 100,000,000 shares; issued and
  outstanding 12,381,857 shares (12,731,857
  pro forma shares)                                   124,000           4,000/(d)/         128,000
  Additional paid in capital                       33,322,000       1,133,000/(d)/      34,455,000
  Accumulated deficit                             (18,615,000)              -          (18,615,000)
                                                  -----------     -----------          -----------
  Total stockholder's equity                       14,832,000       1,137,000           15,969,000
                                                  -----------     -----------          -----------

Total liabilities and stockholders' equity        $41,466,000     $25,561,000          $67,027,000
                                                  ===========     ===========          ===========


         The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements.

                           GOTHIC ENERGY CORPORATION
                       UNAUDITED PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                          HISTORICAL                                      PROFORMA
                                  -----------------------------------------------------------    ---------------------------
                                    GOTHIC      NORSE/(f)/    HORIZON/(f)/      HUFFMAN/(f)/     ADJUSTMENTS        COMBINED
                                    ------      ----------    ------------      ------------     -----------        --------

Revenues:
  Oil and gas sales               $10,385,000    $3,392,000    $2,915,000        $1,156,000                -       $17,848,000
  Well operations                   1,062,000             -             -                 -          167,000/(e)/    1,229,000
  Interest and other income            68,000             -             -                 -                -            68,000
                                  -----------    ----------    ----------        ----------      -----------       -----------

  Total revenues                   11,515,000     3,392,000     2,915,000         1,156,000          167,000        19,145,000

Costs and expenses:
  Lease operating expenses          4,807,000       128,000       549,000           134,000                -         5,618,000
  Gas system expenses                       -     2,166,000             -           593,000                -         2,759,000
  Depletion, depreciation
   and amortization                 2,856,000             -             -                 -        1,695,000/(g)/    4,551,000
  General and
   administrative expense           1,782,000             -             -                 -                -         1,782,000
  Provision for impairment of
   oil and gas properties           5,050,000             -             -                 -                -         5,050,000
  Interest expense and
   debt issuance costs              1,528,000             -             -                 -        4,093,000/(h)/    5,621,000
                                  -----------    ----------    ----------        ----------      -----------       -----------

Income (loss) before income taxes
  and extraordinary item           (4,508,000)    1,098,000     2,366,000           429,000       (5,621,000)       (6,236,000)
Income tax benefit                  2,993,000             -             -                 -                -         2,993,000
                                  -----------    ----------    ----------        ----------      -----------       -----------

Income (loss) before
 extraordinary item               $(1,515,000)    1,098,000     2,366,000           429,000       (5,621,000)       (3,243,000)
Preferred dividend                    381,000             -             -                 -                -           381,000
Preferred dividend - amortization
 of discount                         792,000              -             -                 -                -           792,000
                                  -----------    ----------    ----------        ----------      -----------       -----------
Income (loss) before
  extraordinary item available
  for common shares               $(2,688,000)   $1,098,000    $2,366,000        $  429,000      $(5,621,000)      $(4,416,000)
                                  ===========    ==========    ==========        ==========      ===========       ===========
Income (loss) before
 extraordinary item per common
 share                            $    $(0.23)                                                             -       $     (0.37)
                                  ===========                                                                      ===========

Weighted average shares
  outstanding (both primary and
  fully diluted)                   11,663,117                                                        350,000/(i)/   12,013,117
                                  ===========                                                      =========       ===========



         The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements.

                           GOTHIC ENERGY CORPORATION
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS

1.   THE PROPERTIES

          On December 11, 1996 the Company entered into a purchase and sale agreement with Norse Exploration, Inc., and Norse Pipeline, Inc. (collectively, "Norse"), to acquire various working interests in 11 oil and gas producing properties and a 40.09% interest in the related Sycamore Gas System (the "Sycamore System"), an Oklahoma gathering system, processing plant and storage facility. The oil and gas wells and the gathering system are located in the Springer Field in Carter County, Oklahoma. The total purchase price was $10,750,000, plus two-year warrants to purchase 200,000 shares of the Company's Common Stock at a per share exercise price of $2.50. The estimated fair value of such warrants at the date of acquisition was approximately $254,000. The Company paid a deposit of $1,075,000 toward the purchase price in December 1996.

          The Company also on December 13, 1996 entered into a purchase and sale agreement with H. Huffman & Company ("Huffman"), an Oklahoma limited partnership, to acquire various working interests in 13 oil and gas producing properties and an additional 10.97% interest in the Sycamore System. The oil and gas wells are located in the same producing area as the properties acquired from Norse. The total purchase price for the assets acquired was $3,950,000, of which the Company paid a deposit of $287,500 toward the purchase price in December 1996.

          The Company also entered into a purchase and sale agreement on January 22, 1997, with Horizon Gas Partners, L.P. and HSRTW, Inc. (collectively, "Horizon"), to acquire various working and royalty interests in approximately 100 oil and gas producing properties. The producing properties are located in Major and Blaine counties of Oklahoma. The purchase price was $10,000,000.

          The effective date of all three acquisitions was January 1, 1997, with the formal closing of the transactions occurring on February 18, 1997.

          Financing for the acquisitions was provided primarily by bank borrowings. On February 17, 1997, the Company and Bank One, Texas, N.A., entered into a Restated Loan Agreement (the "Credit Facility") which currently enables the Company to borrow, from time to time and, subject to meeting certain borrowing base requirements and other conditions, a maximum
     aggregate of $75,000,000 as of February 17, 1997.   The current maximum
     aggregate available to be borrowed under the Credit Facility is $44,000,000 and is comprised of a $32,000,000 borrowing availability (the "borrowing base") based on the Company's oil and gas reserve reports, a $10,000,000 special advance facility (the "Special Advance Facility") and a $2,000,000 special drilling facility. On February 18, 1997, the Company drew down both the borrowing base and the Special Advance Facility for a total of $41,668,000. These funds were used to repay all existing indebtedness then outstanding owing to the bank in the amount of $21,264,000, to finance the cash consideration paid for the three February 18, 1997 acquisitions discussed above which aggregated $19,404,000, and to pay a $1,000,000 loan fee to Bank One. An aggregate of $1,291,295 of the previously paid deposits against the purchase price for the Norse and Huffman acquisitions had been borrowed from the bank in December 1996 against the Company's borrowing availability at the time.

                           GOTHIC ENERGY CORPORATION
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS

          The remaining funds necessary to complete the acquisitions were provided by loans to the Company from two investors. On February 18, 1997, such persons loaned to the Company the aggregate sum of $4,500,000 represented by the Company's promissory notes. Of the aggregate amount, $2,500,000 bears interest at 5% per annum and matured on April 18, 1997, however, Gothic has made an agreement with the lender to extend the maturity date to July 31, 1997 for additional consideration of 100,000 shares of Gothic's common stock. The remaining $2,000,000 bearing interest at 12% per annum and maturing on October 31, 1997. In the event the principal and accrued interest is not paid when due, such amount is automatically converted into a number of shares of the Company's Common Stock determined by dividing such amount by a sum equal to 75% of the closing bid price for the Company's Common Stock on the five (5) days prior to the maturity date, with respect to the $2,500,000 obligation, and on the maturity date with respect to the $2,000,000 obligation. As additional consideration for making the loan, the investors also purchased at a price of $.01 per share a total of 250,000 shares of the Company's common stock. The fair value of the Company's common stock was $2.63 per share on the date such shares were issued. As consideration for extending the maturity date of the $2,500,000 loan, Gothic agreed to issue an additional 100,000 shares of common stock for $.01 per share when the fair value of the stock was $2.25 per share. Also, Gothic paid a $250,000 fee for the $2,500,000 loan.

2.   BASIS OF PRESENTATION

          The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet and Statement of Operations are presented to reflect the consummation of the Norse, Horizon and Huffman Property acquisitions in January 1997 as if these transactions had occurred as of December 31, 1996 for purposes of the balance sheet and at January 1, 1996, for purposes of the statement of operations, and may not be indicative of the results that would have occurred if the acquisitions had been effective on the dates indicated or of the results that may be obtained in the future. As a result of the Norse and Huffman acquisitions, Gothic will own an aggregate 51.06% interest in the Sycamore System. The gross margins realized by the Sycamore System during 1996 and 1995 were 21% and 15%, respectively. Changes in the gross margin are directly correlated to the market price of natural gas and gas liquids and thus outside the control of Gothic. Gothic does not anticipate significant future capital outlays related to the Sycamore System. Of the combined $14,954,000 purchase price of the Norse and Huffman acquisitions, $5,045,000 was allocated to the Sycamore System. The purchase price was allocated to the Sycamore System and to the oil and gas properties based on their estimated fair value. Due to the fact that the minority interest owner is the Managing General Partner of the Sycamore System and as such has full control of operations, Gothic will account for its interest in the Sycamore System under the proportionate consolidation method, recording its proportionate share of assets, liabilities, revenues and expenses. The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet and Statement of Operations should be read in conjunction with the financial statements and notes to consolidated financial statements of the Registrant for the year ended December 31, 1996, and the Historical Schedule of Gross Revenues and Direct Operating Expenses of the Norse, Horizon and Huffman Properties for the years ended December 31, 1996 and 1995.

3.   PRO FORMA ADJUSTMENTS

          The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet and Statement of Operations include the following adjustments:

     (a) Adjustment to reflect the Norse acquisition for $9,929,000, net of the down payment, the Horizon acquisition for $10,000,000, and the Huffman acquisition for $3,662,000, net of the down payment, as discussed in
          Note 1.

     (b) Adjustment to debt to reflect the Company's restated Credit Facility with Bank One and the Bridge Financing used to complete the Norse, Horizon and Huffman acquisitions. Net cash of $109,000 was provided by working capital.



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                           GOTHIC ENERGY CORPORATION
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS

3.   PRO FORMA ADJUSTMENTS (CONTINUED)

     (c) Adjustment to deferred loan costs to reflect $950,000 in fees associated with the restating of the Bank One Credit Facility, $655,000 as the estimated fair value of the 250,000 shares of common stock issued as part of the Bridge Financing, the $250,000 fee paid in cash related to the Bridge Financing and $224,000 as the estimated fair value of the 100,000 shares of common stock issued to extend the $2.5 million note.

     (d) Adjustment to reflect the $655,000 as the estimated fair value of the 250,000 shares of Common Stock issued as part of the Bridge Financing, the $254,000 as the estimated fair value of the warrants to purchase 200,000 shares of Common Stock issued as part of the Norse Acquisition, and $224,000 as the estimated fair value of the 100,000 shares of common stock issued to extend the $2.5 million note.

     (e) Adjustment to well operations revenue to reflect additional revenues as a result of operating approximately 30 wells acquired from Horizon.

     (f) Oil and natural gas revenues and operating costs represent historical revenues and direct operating expenses related to the properties acquired from Norse, Horizon and Huffman.

     (g) Depreciation, depletion and amortization ("DD&A") was calculated using a DD&A rate based on production for 1996, and estimated acquired reserves at the beginning of the year, under the full cost method of accounting for oil and gas properties and the straight line method for the related Sycamore System.

     (h) Adjustment to interest expense to reflect debt incurred to purchase the properties and amortization of discounts and debt issuance costs.

     (i) To adjust for 250,000 shares issued as additional debt costs on debt incurred to purchase properties and 100,000 shares issued to extend the maturity date of the $2,500,000 loan.

     (j) The proforma financial information does not include $1,500,000 of imputed discount (based on the market price of Gothic's common stock at the date of issuance of the convertible debt) nor the 2,281,369 shares (based on the market price at the date of issuance of the convertible date) which may be issued upon the automatic conversion of the $4,500,000 of convertible debt if not paid at final maturity. Gothic intends to repay this debt prior to conversion, but currently does not have a credit facility in place to fund these payments.


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

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GOTHIC ENERGY CORPORATION



     APRIL 30, 1997                BY:  /S/ MICHAEL PAULK
                                        ----------------------------------------
                                        MICHAEL PAULK
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER



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